SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K


                             CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                         EXCHANGE ACT OF 1934

              DATE OF REPORT:                 JUNE 3, 1994


                          TNP ENTERPRISES, INC.
                       (Exact name of Registrant)


                                 Texas
                        (State of Incorporation)


                  1-8847                        75-1907501
      (Commission File No.)              (IRS Employer
                                       Identification No.)


4100 International Plaza
   Fort Worth, Texas                                        76109

 (Address of principal                                 (Zip Code)
   executive offices)


        (817) 731-0099
(Registrant's telephone number)

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TNP ENTERPRISES, INC.

FORM 8-K

ITEM 5.  Other Events


     Texas-New Mexico Power Company (TNP), the Fort Worth based, wholly owned subsidiary of TNP Enterprises, Inc. (the Company), announced on June 2, 1994, that the Court of Appeals, Third District of Texas, has denied all motions for rehearing of the decision rendered on August 25, 1993. The August 1993 ruling related to the 53rd District Court of Texas' decision on appeals of the Public Utility Commission of Texas' (the Commission) final order in Docket No. 9491 (TNP's application to include Unit 1 of TNP One, TNP's Robertson County, Texas, generating facility, in its rate base).

     The Court of Appeals' denial of motions for rehearing affirms the court's positions that:

1 TNP is entitled to an additional $9.1 million in its rate base;

2       TNP One Unit 2 costs were not at issue in Docket No.
        9491;

3 the Commission's disallowances of $30.4 million should be upheld; and

4       the Commission erred in failing to pass on to ratepayer's
        TNP's federal income tax savings for expenses disallowed by the Commission.

     The Court of Appeals' action clears the way for TNP to appeal unfavorable positions, including the disallowances of $30.4 million and the federal income tax issue, to the Texas
Supreme Court.

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                          SIGNATURE OF REGISTRANT


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TNP ENTERPRISES, INC.




                                       BY /s/    M. D. Blanchard

                                                 M. D. BLANCHARD

                                              Corporate Secretary



Date:  June 3, 1994

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